Exhibit 99.1

NEWS RELEASE

Contact: Bruce Frymire

650.965.6042 or bfrymire@cybersource.com

CyberSource Announces First Quarter 2007 Financial Results

MOUNTAIN VIEW, Calif. – April 19, 2007 – CyberSource Corporation (NASDAQ: CYBS), a leading provider of electronic payment and risk management solutions, today announced financial results for its first quarter ended March 31, 2007.

•	Revenue in the first quarter was $22.1 million, a 42% increase over the same period last year.

•

Net income for the first quarter of 2007 was $0.7 million on a GAAP basis compared to $0.9 million for the first quarter of the prior year. Non-GAAP net income, which excludes stock-based compensation expense, the reduction in the tax allowance, the non-cash portion of the tax provision, depreciation and amortization expense, and certain non-recurring charges and income was $3.0 million compared to $2.5 million for the first quarter of the prior year. A reconciliation of the historical GAAP to non-GAAP measures is attached with the financial statements.

•

GAAP earnings per share for the first quarter of 2007 was $0.02 compared to $0.02 in the same period last year. Non-GAAP earnings per share for the first quarter was $0.08 compared to $0.07 in the same period last year.

•	Transaction volumes increased to a record 264.2 million during the quarter, a 35% increase over the 196.4 million transactions processed in the same period last year.

•	CyberSource added approximately 2,000 new customers in the first quarter of 2007.

First quarter 2007 financial results

Revenue

•	CyberSource’s first quarter revenue was $22.1 million, surpassing prior guidance of $20.6 million and a 42% increase compared to $15.6 million in the same period last year.

Gross profit

•	GAAP gross profit was $10.2 million, above prior guidance of $9.3 million.

Operating expenses

•	GAAP operating expenses were $9.8 million, below the company’s prior guidance of $10.4 million.

Net income

•	GAAP net income was $0.7 million, above prior guidance of a net loss of $0.3 million.

•	Non-GAAP net income was $3.0 million, above prior guidance of $1.4 million.

Earnings per share

•	GAAP earnings per share was $0.02, above prior guidance of a loss of $0.01 per share.

•	Non-GAAP earnings per share was $0.08, above prior guidance of $0.04.

Balance sheet

•

Cash, cash equivalents, and short-term investments at the end of the first quarter of 2007 were $57.7 million, compared to $54.9 million at the end of the fourth quarter last year. The total includes $1.0 million in proceeds from employee stock option exercises and from the purchase of common stock under the company’s employee stock purchase plan. CyberSource did not repurchase shares of the company’s common stock during the quarter.

Cash flow

•	Cash flow from operating activities was $2.3 million during the first quarter of 2007, compared to $2.0 million during the same period last year.

Other developments during the quarter

•	CyberSource signed approximately 2,000 new customers in the first quarter.

•

New customers signed during the quarter include clothier JoS. A. Bank, multiplayer online game provider K2 Network, Louis Vuitton, Midwestern superstore chain Meijer, sports apparel provider Under Armour, a premium jewelry retailer, and a major international airline.

•	CyberSource Ltd. (UK) completed an agreement with Lloyds TSB Bank Plc, which named CyberSource its preferred payment service provider for corporate customers.

•	Net new customers added this quarter increased the company’s total customer count to approximately 20,000.

•	Existing customers that added new services or renewed agreements during the quarter included Iron Mountain Information Management, Overstock, Pitney Bowes, Sirius Satellite Radio, and Virgin Digital.

•	Approximately 175 customers selected CyberSource for merchant acquiring account services during the quarter. CyberSource now has approximately 1,500 acquiring customers.

•	CyberSource UK customers processed a record 44.5 million transactions in the first quarter of 2007 which represents approximately 17% of total transaction volume.

•	The company added payment gateways to Central and South America and is in the process of expanding gateway and payment option support in Asia.

•

CyberSource has seen continued strong demand for its risk management services. In the first quarter, CyberSource signed deals with a major media company and a wireless carrier to have CyberSource manage their order acceptance processes, including establishing fraud risk models and managing order acceptance rules.

Guidance for the second quarter and full year 2007:

CyberSource is providing guidance for the second quarter of 2007 based on information available as of April 19, 2007.

•

For the second quarter ending June 30, 2007: Total revenue is expected to be $22.6 million. Transaction and support revenue is expected to be $21.1 million, of which $0.2 million is expected from BidPay. Enterprise software revenue is expected to be $0.6 million and professional services revenue is expected to be $0.9 million. The company expects to process between 262 million and 267 million transactions in the second quarter. GAAP gross profit is expected to be $10.3 million, while GAAP operating expenses are expected to be $10.8 million. The company expects to record GAAP net income for the second quarter of $0.1 million, or break even earnings per share, based on a weighted average share count of 37.5 million shares. Non-GAAP net income for the second quarter is expected to be $2.1 million and non-GAAP earnings per share is expected to be $0.06 based on a weighted average share count of 37.5 million shares.

•

For the full year 2007: CyberSource reiterates earlier guidance. Total revenue is expected to be between $90 million and $95 million, GAAP gross profit is expected to be between $44.0 million and $45.5 million, and GAAP operating expenses are expected to be between $41 million and $42.5 million. GAAP net income for 2007 is expected to be between $3.5 million and $4.0 million, or $0.09 to $0.11 per share. GAAP earnings per share is based on a weighted average share count of 38 million shares. Guidance does not take into account any tax benefit resulting from reductions in the company’s valuation allowance against its deferred tax asset. CyberSource will continue to evaluate whether a further reduction is appropriate. Non-GAAP net income for the full year 2007 is expected to be between $13.5 million and $14.5 million or $0.36 to $0.38 per share. Non-GAAP earnings per share is based on a weighted average share count of 38 million shares.

Public call/web cast details

CyberSource will host a public conference call today, April 19, 2007 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss the first quarter results. The call can be accessed in either of the following ways:

Live conference call

Dial 888-542-8515 (U.S. and Canada) 706-634-2163 (International). The call’s ID number is: 4543087.A taped replay of this call will be available through April 30, 2007. The dial-in numbers for the taped replay are 800-642-1687 (U.S.) 706-645-9291 (local or international). The call’s ID number is 4543087.

Live web cast

http://www.cybersource.com/cgi-bin/ir.pl

A replay of this web cast will remain available at this location through April 30, 2007.

About CyberSource

CyberSource Corporation is a leading provider of electronic payment and risk management solutions. CyberSource solutions enable electronic payment processing for Web, call center, and POS environments. CyberSource also offers industry leading risk management solutions for merchants accepting card-not-present transactions. CyberSource Professional Services designs, integrates, and optimizes commerce transaction processing systems. Approximately 20,000 businesses use CyberSource solutions, including half the companies comprising the Dow Jones Industrial Average. The company is headquartered in Mountain View, California, and has sales and service offices in Japan, the United Kingdom, and other locations in the United States. For more information, please visit CyberSource’s web site at www.cybersource.com or email info@cybersource.com.

GAAP versus non-GAAP Results and Guidance

In addition to financial results presented on a GAAP basis, the company has provided non-

GAAP measures of gross profit, operating expenses, net income and earnings per share, which are adjusted to exclude certain non-cash items. For purposes of this release, non-GAAP gross profit, operating expenses, net income and earnings per share exclude stock based compensation expense under SFAS 123R, the non-cash portion of the income tax provision, a reduction in the tax allowance, depreciation and amortization expense, and certain non-recurring charges and income. A reconciliation of the historical GAAP to non-GAAP measures is attached with the financial statements. The company believes that presentation of non-GAAP financial measures may provide investors with additional meaningful and relevant financial information. Management believes the non-GAAP measures help indicate trends in the company’s business, and management uses the non-GAAP measures to plan and forecast future periods. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP. Furthermore, non-GAAP information may not be comparable across companies, as other companies may use different non-GAAP measures. The company does not provide guidance for certain financial measures such as depreciation and stock-based compensation expense and as a result, is not able to provide a reconciliation of GAAP and Non-GAAP financial measures for forward-looking data. The company intends to calculate the various Non-GAAP financial measures in future periods consistent with the methodology used in the three months ended March 31, 2007, as presented in this release.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995

Statements in this release that are not purely historical are forward- looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the company’s expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements in this release include, without limitation, statements regarding: (1) expanding gateway and payment options support in Asia, (2) growing demand for the Managed Risk services, and (3) financial guidance including, without limitation, those regarding revenue, transaction volume, gross profit, operating expenses, net income, earnings per share, and deferred tax assets. Factors that could cause actual results to differ materially from the forward looking statements include risks and uncertainties such as changes in Generally Accepted Accounting Principles and the application thereof, changes in customer needs, new products and services offerings by the company and its competitors, any unforeseen event or any unforeseen system failures, and other risks indicated in our filings with the Securities and Exchange Commission. It is important to note that actual outcomes could differ materially from those in such forward- looking statements. Readers should also refer to the documents filed by CyberSource with the Securities and Exchange Commission, specifically the annual report filed on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission on March 13, 2007, and our quarterly reports filed on Form 10-Q from time to time, all of which identify important risk factors.

© 2007 CyberSource Corporation. All rights reserved. CyberSource is a registered trademark in the U.S. and other countries. Bidpay is a registered trademark in the U.S. All other brands and product names are trademarks or registered trademarks of their respective companies.

(Tables follow)

CyberSource Corporation

GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2007	2006
Revenues:
Transaction and support	$20,732	$13,595
Enterprise software	667	783
Professional services	726	1,206

Total revenues	22,125	15,584

Cost of revenues:
Transaction and support	11,458	6,438
Enterprise software	65	58
Professional services	393	649

Total cost of revenues	11,916	7,145

Gross profit	10,209	8,439

Operating expenses:
Product development	2,591	2,114
Sales and marketing	4,369	3,405
General and administrative	2,792	1,937

Total operating expenses	9,752	7,456

Income from operations	457	983
Other income	53	—
Interest income	673	482

Income before income taxes	1,183	1,465

Income tax provision	447	590

Net income	$736	$875

Basic net income per share	$0.02	$0.03

Diluted net income per share	$0.02	$0.02

Weighted average number of shares used in computing basic net income per share	35,011	34,223

Weighted average number of shares used in computing diluted net income per share	37,242	36,880

Non-GAAP Financial Metrics:
Gross profit	$10,738	$8,731
Operating expenses	$8,422	$6,730
Net income	$3,021	$2,450
Basic net income per share	$0.09	$0.07
Diluted net income per share	$0.08	$0.07

CyberSource Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2007	2006
GAAP gross profit	$10,209	$8,439
Add FAS123R expense	182	110
Add depreciation expense	325	180
Add amortization of intangible assets	22	2

Non-GAAP gross profit	$10,738	$8,731

GAAP operating expenses	$9,752	$7,456
Less FAS123R expense	(1,209)	(629)
Less depreciation expense	(109)	(92)
Less amortization of intangible assets	(12)	(5)

Non-GAAP operating expenses	$8,422	$6,730

GAAP net income	$736	$875
Add FAS123R expense	1,391	739
Add non-cash tax provision	426	557
Add depreciation expense	434	272
Add amortization of intangible assets	34	7

Non-GAAP net income	$3,021	$2,450

GAAP basic net income per share	$0.02	$0.03
Add FAS123R expense	0.04	0.02
Add non-cash tax provision	0.01	0.01
Add depreciation expense	0.02	0.01
Add amortization of intangible assets	—	—

Non-GAAP basic net income per share	$0.09	$0.07

GAAP diluted net income per share	$0.02	$0.02
Add FAS123R expense	0.04	0.02
Add non-cash tax provision	0.01	0.02
Add depreciation expense	0.01	0.01
Add amortization of intangible assets	—	—

Non-GAAP diluted net income per share	$0.08	$0.07

CyberSource Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2007	December 31, 2006
Assets

Current assets:
Cash and cash equivalents	$25,753	$21,701
Short-term investments	31,975	33,243
Accounts receivable, net	10,272	9,614
Prepaid expenses and other current assets	2,120	1,823
Deferred income taxes	1,894	2,320

Total current assets	72,014	68,701

Property and equipment, net	3,659	3,618
Intangible assets, net	2,811	2,845
Non-current deferred income taxes	9,629	9,629
Other noncurrent assets	2,249	2,250

Total assets	$90,362	$87,043

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$443	$409
Other accrued liabilities	6,169	6,056
Deferred revenue	2,021	1,950

Total current liabilities	8,633	8,415

Total stockholders’ equity	81,729	78,628

Total liabilities and stockholders’ equity	$90,362	$87,043

CyberSource Corporation

Consolidated Statements of Cash Flows

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$736	$875
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	468	279
Income from investment in joint venture	(46)	—
Stock-based compensation	1,391	739
Changes in operating assets and liabilities:
Accounts receivable	(658)	(286)
Prepaid expenses and other current assets	(297)	878
Deferred income taxes	426	557
Other noncurrent assets	47	(280)
Accounts payable	34	(51)
Accrued liabilities	113	(787)
Deferred revenue	71	111

Net cash provided by operating activities	2,285	2,035

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(475)	(309)
Acquisition of BidPay.com	—	(1,990)
Purchases of short-term investments	(14,783)	(9,440)
Maturities of short-term investments	16,066	9,092

Net cash provided by (used in) investing activities	808	(2,647)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	970	2,029

Net cash provided by financing activities	970	2,029
Effect of exchange rate changes on cash	(11)	10

Increase in cash and cash equivalents	4,052	1,427
Cash and cash equivalents at beginning of period	21,701	14,383

Cash and cash equivalents at end of period	$25,753	$15,810